                          REGISTRATION RIGHTS AGREEMENT

                             dated as of March 31, 1999

                                      among

                         MERISTAR HOTELS & RESORTS, INC.

                                       and

             The Other Parties Listed on the Signature Pages Hereto

                               TABLE OF CONTENTS


                                                                      Page No.

1.       Definitions ..............................................        1

2.       Shelf Registration .......................................        2
         (a)   Shelf Registration Statement .......................        2
         (b)   Provision by Holders of Certain Information in
               Connection with the Shelf Registration Statement....        3


3.       Registration Procedures...................................        3

4.       Registration Expenses ....................................        8

5.       Indemnification ..........................................        9
         (a)  Indemnification by the Company ......................        9
         (b)  Indemnification by the Holders ......................       10
         (c)  Conduct of Indemnification Proceedings ..............       10
         (d)  Contribution ........................................       11


6.       Rule 144 .................................................       12

7.       Underwritten Registrations................................       12

8.       Miscellaneous ............................................       12
         (a)  Remedies ............................................       12
         (b)  No Inconsistent Agreements...........................       13
         (c)  Amendments and Waivers ..............................       13
         (d)  Notices .............................................       13
         (e)  Owner of Registrable Securities .....................       13
         (f)  Successors and Assigns ..............................       13
         (g)  Counterparts ........................................       14
         (h)  Headings ............................................       14
         (i)  Governing Law .......................................       14
         (j)  Severability ........................................       14
         (k)  Entire Agreement ....................................       14
         (1)  Attorneys' Fees .....................................       14

                         REGISTRATION RIGHTS AGREEMENT

                  THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of March 31, 1999, by and among MeriStar Hotels &
Resorts, Inc., a Delaware corporation (the "Company"), and the other parties signatory hereto (each a "Holder" and, collectively, the "Holders").

                                    RECITALS

                  WHEREAS, the Holders have entered into, or are equity owners in entities that have entered into, agreements which contemplate, among other things, the execution and delivery of this Agreement by the Company and the Holders.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  1. Definitions: For purposes of this Agreement, the following terms have the following meanings when used herein with initial capital letters:

                  "Advice" shall have the meaning set forth in Section 3 hereof.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Common Stock" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "Holder" or "Holders" shall have the meaning set forth in the Preamble.

                  "Losses" shall have the meaning set forth in Section 5 hereof.

                  "Operating Partnership" shall mean MeriStar H & R Operating Company, L.P., a Delaware limited partnership.

                  "Prospectus" shall mean the prospectus included in the Shelf Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of the effective Shelf Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  "Registrable Securities" shall mean each of the Shares, until, in the case of any such Share, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k), or (iii) it is distributed to the public by the holder thereof pursuant to Rule 144.

                  "Registration Expenses" shall have the meaning set forth in
Section 4 hereof.

                  "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Shares" shall mean all shares of Common Stock issued or to be issued to any Holder pursuant to the Stock Purchase Agreement, dated as of the date hereof, among the Company and the other parties identified on the signature pages thereof.

                  "Shelf Registration Statement" shall have the meaning set forth in Section 2(a) hereof, and shall include the related Prospectus, all amendments and supplements thereto (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference therein.

                  "Special Counsel" shall have the meaning set forth in Section 4(b) hereof.

                  "Underwritten registration or underwritten offering" shall mean a sale of securities of the Company to an underwriter for reoffering to the public pursuant to the Shelf Registration Statement filed by the Company with the Commission under the Securities Act.

                  2.       Shelf Registration.

                           (a)     Shelf Registration Statement. The Company
hereby agrees to cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall permit sales of all of the Registrable Securities held by those Holders which shall have provided the information required pursuant to Section 2(b) hereof, and to cause such Shelf Registration Statement to be declared effective by the Commission on or before the date which is six (6) months after the date of this Agreement. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the earlier of (i) the date when all of the Registrable Securities covered thereby are issued or disposed of or (ii) the date on which Holders may sell Registrable Securities without registration under the Securities Act, pursuant to Rule 144(k) thereunder or any similar rule that may be adopted by the Commission.

                           (b)     Provision by Holders of Certain Information
in Connection with the Shelf Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  3. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible, in each case, to the extent applicable:

                           (a)  Prepare and file with the Commission at least
sixty (60) days prior to the date which is six (6) months after the date hereof, the Shelf Registration Statement on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders in accordance with the intended method or methods of distribution thereof, and cause such Shelf Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing the Shelf Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to the Holders whose Registrable Securities are covered by such Shelf Registration Statement, the Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to review of such Holders, the Special Counsel and such underwriters, and the Company will not file the Shelf Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would or would be incorporated or deemed to be incorporated by reference therein) to which the Holders of a majority of the Registrable Securities covered by the Shelf Registration Statement, the Special Counsel or the managing underwriter, if any, shall reasonably object on a timely basis.

                           (b) Prepare and file with the Commission such
amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in the Shelf Registration Statement as so amended or to such Prospectus as so supplemented.

                           (c)  Notify the selling Holders, the Special
Counsel and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 3(m) hereof (including any underwriting agreement) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event which makes any statement made in the Shelf Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement, Prospectus or documents so that, in the case of the Shelf Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to the Shelf Registration Statement would be appropriate.

                           (d)  Use every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

                           (e)  If requested by the managing underwriters,
if any, or the Holders of a majority of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such Holder agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 3(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

                          (f) Furnish to each selling Holder, the Special
Counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such selling Holder, counsel or underwriter).

                          (g) Deliver to each selling Holder, the Special
Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

                          (h) Prior to any public offering of Registrable
Securities, to register or qualify or cooperate with the selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction in which it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject.

                          (i) Cooperate with the selling Holders and the
managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters.

                          (o)  Use all reasonable efforts to cause the
Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of the Shelf Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

                           (k) Upon the occurrence of any event contemplated by
Section 3(c)(vi) or 3(c)(vii) hereof, prepare a supplement or post-effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (1) Use all reasonable efforts to cause all
Registrable Securities covered by the Shelf Registration Statement to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed.

                           (m) Enter into such agreements (including, in the
event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by the selling Holders and, in the event of an underwritten offering, those requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Shelf Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to such selling Holders and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such selling

Holders and underwriters, including without limitation the matters referred to in Section 3(m)(i) hereof; (iii) use its best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Shelf Registration Statement), addressed to the Company and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be requested by the Holders of a majority of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

                           (n) Make available for inspection by a representative
of the selling Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling Holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the Shelf Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are or come to be in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

                           (o) Comply with all applicable rules and regulations
of the Commission and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the

Company, after the effective date of the Shelf Registration Statement, which statements shall cover said 12-month period.

                           (p) In connection with any underwritten offering,
cause appropriate members of its management to cooperate and participate on a reasonable basis in the underwriters' "road show" conferences related to such offering.

                  The Company may require each selling Holder as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(v), 3(c)(vi) or 3(c)(vii) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by the Shelf Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the time period prescribed in Section 2(a) hereof will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by the Shelf Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 3(k) hereof or (y) the Advice.

                  4.       Registration Expenses.

                           (a)  All fees and expenses incident to the
performance of or compliance with this Agreement by the Company will be borne by the Company whether or not the Shelf Registration Statement becomes effective. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or "blue sky" laws (including without limitation fees and disbursements of counsel for the underwriters or Holders in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or Holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Holders of a majority of the Registrable Securities included in the Shelf Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Special Counsel for the selling Holders, (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(m)(iii) hereof (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) any fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., (vii) Securities Act liability insurance if the Company so desires such insurance, and
(viii) fees and expenses of all other persons retained by the Company. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company. In no event, however, will the Company be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement.

                          (b) In connection with any registration of Registrable
Securities hereunder, the Company will reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (the "Special Counsel"), together with appropriate local counsel, chosen by the Holders of a majority of the Registrable Securities being registered.

                  5.      Indemnification.

                          (a)  Indemnification by the Company. The Company will,
without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities registered pursuant to this Agreement, the officers, directors, partners, managers, agents and employees of each of them, each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, managers, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus or form of Prospectus (including any document incorporated by reference into any such Shelf Registration Statement, Prospectus or form of Prospectus) or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the Company will not be liable to any Holder to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person asserting the claim from which such Losses arise and
(ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

                           (b) Indemnification by the Holders. In connection
with the Shelf Registration Statement in which a Holder is participating, such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with the Shelf Registration Statement or Prospectus and will indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in the Shelf Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company expressly for use in the Shelf Registration Statement or Prospectus and was relied upon by the Company in the preparation of the Shelf Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling Holder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

                           (c) Conduct of Indemnification Proceedings. If any
person shall become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 5, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

                          (d) Contribution. If the indemnification provided for
in this Section 5 is unavailable to an indemnified party under Section 5(a) or 5(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statement or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to the information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 5(d), an indemnifying party that is a selling Holder will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceed the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this
Section 5 will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any Holder thereof or any termination of this Agreement.

                  6. Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act, and will cooperate with any Holder (including without limitation by making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 6 will be deemed to require the Company to register any of its securities under any section of the Exchange Act.

                  7. Underwritten Registrations. If any of the Registrable Securities covered by the Shelf Registration Statement are to be sold in an underwritten offering, the managing underwriter that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such resale so long as such managing underwriter shall be reasonably satisfactory to the Company; provided, however, that the Company shall have the right to select any co-managing underwriters so long as such co-managing underwriters shall be reasonably satisfactory to the such Holders.

                  8.       Miscellaneous.

                           (a) Remedies. In the event of a breach by the
Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specified performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

                           (b) No Inconsistent Agreements. The Company has not,
as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

                           (c) Amendments and Waivers. The provisions of this
Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of 90% of the then-outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of the Holders whose securities are being sold pursuant to the Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least 75% of the Registrable Securities being sold by such Holders; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

                           (d) Notices. All notices and other communications
provided for or permitted hereunder shall be made in writing and will be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, to the parties as follows:

                                   (x) if to the Company, initially at
1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Telecopier (202) 965-4455,
Attention: Corporate Secretary, and thereafter at such other address, notice of which is given to the Holders in accordance with the provisions of this Section 8(d); and

                                   (y) if to any Holder, at the most current
address given by such Holder to the Company in accordance with the provisions of this Section 8(d).

                           (e) Owner of Registrable Securities. The Company will
maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

                           (f) Successors and Assigns. This Agreement will inure
to the benefit of and be binding upon the successors and assigns of each of the parties (including any pledgee of Registrable Securities acquiring such Registrable Securities as collateral from the Holder) and will inure to the benefit of each Holder.

Notwithstanding the foregoing, no transferee will have any of the rights granted under this Agreement (i) until such transferee shall have acknowledged its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations, (ii) if the transferor notifies the Company in writing on or prior to such transfer that the transferee shall not have such rights, or (iii) with respect to specific Registrable Securities, if such transferee was not a party to this Agreement on the date hereof (or an affiliate of a party hereto) and acquired such Registrable Securities in open-market purchases or pursuant to an underwritten public offering.

                           (g) Counterparts. This Agreement may be executed in
any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

                           (h) Headings. The headings in this Agreement are for
convenience of reference only and will not limit or otherwise affect the meaning hereof.

                           (i) Governing Law. THIS AGREEMENT WILL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                           (j)  Severability. If any term, provision, covenant
or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

                           (k) Entire Agreement. This Agreement is intended by
the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

                           (1) Attorneys' Fees. In any action or proceeding
brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                           (m) Termination. This Agreement shall terminate, and
thereby become null and void, on the tenth anniversary of the date hereof; provided, however, that the provisions of Section 5 and Sections 8(i) and (1) shall survive the termination of this Agreement.

                  IN WITNESS HEREOF, the parties have executed a counterpart signature page of this Agreement as of the date first above written.

                         MERISTAR HOTELS & RESORTS, INC.

                         By: /s/ John Emery
                             ----------------------------
                             Name:  John Emery
                             Title: Treasurer

                         OAK HILL CAPITAL PARTNERS, L.P.
                         By: OHCP GenPar, L.P., its general partner
                         By: OHCP MGP, LLC, its general partner

                         By: /s/ John Monsky
                             ----------------------------
                             Name:  John Monsky
                             Title: Vice President

                         OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
                         By: OHCP GenPar, L.P., its general partner
                         By: OHCP MGP, LLC, its general partner

                         By: /s/ John Monsky
                             ----------------------------
                             Name:  John Monsky
                             Title: Vice President